SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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BioTime, Inc.
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May 6, 2010

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BioTime, Inc. which will be held on Thursday, June 10, 2010 at 3:00 p.m. at the Harvard Club of New York City, 35 West 44th Street, New York, New York 10036.

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Management will report on current operations, and there will be an opportunity for discussion concerning BioTime and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

I look forward to personally meeting our shareholders.

Judith Segall
Vice President and Secretary

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 10, 2010

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BioTime, Inc. will be held at the Harvard Club of New York City at 35 West 44th Street, New York, New York on June 10, 2010 at 3:00 p.m. for the following purposes:

     1. To elect eight (8) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The nominees of the Board of Directors are: Neal C. Bradsher, Arnold I. Burns, Robert N. Butler, Abraham E. Cohen, Alfred D. Kingsley, Pedro Lichtinger, Judith Segall, and Michael D. West;

     2. To ratify the appointment of Rothstein, Kass & Company, P.C. as BioTime’s independent auditors for the fiscal year ending December 31, 2010; and

     3. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

     The Board of Directors has fixed the close of business on April 26, 2010 as the record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment of the meeting.

     Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed form of proxy and return it promptly so that your shares of stock may be represented and voted at the meeting. If you should be present at the meeting, your proxy will be returned to you if you so request.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held June 10, 2010.
The Letter to Shareholders, Notice of Meeting and Proxy Statement, and Annual Report on
Form 10-K are available at: https://materials.proxyvote.com/09066L

By Order of the Board of Directors,

Judith Segall
Vice President and Secretary

Alameda, California
May 6, 2010

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 10, 2010

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q: Why have I received this proxy statement?

     We are holding our Annual Meeting of Shareholders (the “Meeting”) for the purposes stated in the accompanying Notice of Annual Meeting, which include electing directors and ratifying the appointment of our independent auditors. At the Meeting, our management will also report on current operations, and there will be an opportunity for discussion concerning BioTime and its activities. This proxy statement contains information about those matters, relevant information about the Meeting, and other information that we are required to include in a proxy statement under the Securities and Exchange Commission’s (“SEC”) regulations.

Q: Who is soliciting my proxy?

     The accompanying proxy is solicited by the Board of Directors of BioTime, Inc., a California corporation having its principal offices at 1301 Harbor Bay Parkway, Suite 100, Alameda, California 94502, for use at the Annual Meeting of Shareholders to be held at 3:00 p.m. on Thursday, June 10, 2010 at the Harvard Club of New York City, 35 West 44th Street, New York, New York 10036.

Q: Who is entitled to vote at the Meeting?

     Only shareholders of record at the close of business on April 26, 2010 are entitled to notice of and to vote at the Meeting. On that date, there were 33,996,017 BioTime common shares issued and outstanding, which constitutes the only class of BioTime voting securities outstanding.

Q: What percentage of the vote is required to elect directors or to approve the other matters that are being presented for a vote by shareholders?

     Directors will be elected by a plurality of the votes cast at the Meeting. The other matters to be presented for a vote at the Meeting will require the affirmative vote of a majority of the shares present and voting on the matter, provided that the affirmative vote cast constitutes a majority of a quorum. A quorum consists of a majority of the outstanding shares.

Q: How many votes do my shares represent?

     Each BioTime common share is entitled to one vote in all matters that may be acted upon at the Meeting, except that shareholders may elect to cumulate votes in the election of directors. Under cumulative voting, each shareholder may give one candidate, or may distribute among two or more candidates, a number of votes equal to the number of directors to be elected multiplied by the number of common shares owned. Shareholders may not cumulate votes unless at least one shareholder gives notice of his or her intention to cumulate votes at the Meeting. The enclosed proxy confers discretionary authority to cumulate votes.

Q: What are my choices when voting?

     In the election of directors, you may vote for all nominees, or you may withhold your vote from one or more nominees. For each of the other proposals, you may vote for the proposal, vote against the proposal, or abstain from voting on the proposal. Properly executed proxies in the accompanying form that are received at or before the Meeting will be voted in accordance with the directions noted on the proxies.

Q: What if I abstain from voting on a matter?

     If you check the “abstain” box in the proxy form, or if you attend the meeting without submitting a proxy and you abstain from voting on a matter, or if your shares are subject to a broker non-vote on a matter, your shares will not be deemed to have voted on that matter in determining whether the matter has received an affirmative vote sufficient for approval.

Q: Can I change my vote after I submit my proxy form?

     You may revoke your proxy at any time before it is voted. If you wish to revoke your proxy you must do one of the following things:
  deliver to the Secretary of BioTime a written revocation; or

  deliver to the Secretary of BioTime a signed proxy bearing a date subsequent to the date of the proxy being revoked; or

  attend the Meeting and vote in person.
Q: Can I still attend and vote at the Meeting if I submit a proxy?

     You may attend the Meeting and vote in person whether or not you have previously submitted a proxy. If you previously gave a proxy, your attendance at the Meeting will not revoke your proxy unless you also vote in person at the Meeting.

     If you are a shareholder of record, you may vote your shares at the Meeting by completing a ballot at the Meeting. However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

     Even if you currently plan to attend the Meeting, we recommend that you also submit your proxy first so that your vote will be counted if you later decide not to attend the Meeting.

Q: What are the Board of Directors’ recommendations?

     The Board of Directors recommends that our shareholders vote FOR (1) each nominee for election as director, and (2) approval of the appointment of Rothstein, Kass & Company, P.C. as our independent auditors for the fiscal year ending December 31, 2010.

Q: What if I do not specify how I want my shares voted?

     If you sign and return a proxy form that does not specify how you want your shares voted on a matter, your shares will be voted FOR (1) each nominee for election as director, and (2) approval of the appointment of Rothstein, Kass & Company, P.C. as our independent auditors for the fiscal year ending December 31, 2010.

Q: What if any matters not mentioned in the Notice of Annual Meeting or this proxy statement come up for vote at the Meeting?

     The Board of Directors does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. As of the date of this proxy statement, no shareholder has notified us of any other business that may properly come before the Meeting. If other matters requiring the vote of the shareholders properly come before the Meeting, then it is the intention of the persons named in the attached form of proxy to vote the proxy held by them in accordance with their judgment on such matters.

     The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (1) matters that the Board of Directors did not know a reasonable time before the mailing of the notice of the Meeting are to be presented at the Meeting; and (2) matters incidental to the conduct of the Meeting.

Q: Who will bear the cost of soliciting proxies for use at the Meeting?

     BioTime will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mails, proxies may be solicited by a personal interview, telephone, and telegram by our directors, officers, and employees, who will undertake such activities without additional compensation. Banks, brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common shares held of record by such persons and entities and will be reimbursed for their reasonable expense incurred in connection with forwarding such material.

Q: How can I attend and vote at the Meeting?

     If you plan on attending the Meeting in person, please read the “How to Attend the Annual Meeting” section of this proxy statement for information about the documents you will need to bring with you to gain admission to the Meeting and to vote your shares in person.

     This proxy statement and the accompanying form of proxy are first being sent or given to our shareholders on or about May 6, 2010.

Q: Can I vote by telephone or on the Internet?

     If you are a shareholder of record, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

     If you are a “street name” holder, you may vote electronically through www.ProxyVote.com or a toll-free telephone voting system. Follow the instructions and use the Control Number shown on your proxy card or in your email notification.

ELECTION OF DIRECTORS

     At the Meeting, eight directors will be elected to hold office until the next Annual Meeting of Shareholders, and until their successors have been duly elected and qualified. All of the nominees named below are incumbent directors.

     One of our incumbent directors, Valeta A. Gregg, Ph.D. will be retiring from the Board of Directors at the Meeting. We thank Dr. Gregg for her years of service on our Board.

     It is the intention of the persons named in the enclosed proxy, unless the proxy specifies otherwise, to vote the shares represented by such proxy FOR the election of the nominees listed below. In the unlikely event that any nominee should be unable to serve as a director, proxies may be voted in favor of a substitute nominee designated by the Board of Directors.

Directors and Nominees

     The names and ages of our directors are:

     Neal C. Bradsher, CFA, 44, joined the Board of Directors during July 2009. Mr. Bradsher has been President of Broadwood Capital, Inc., a private investment firm, since 2002. Previously, he was a Managing Director at Whitehall Asset Management, Inc. from 1999 to 2002. Earlier in his career Mr. Bradsher was a Managing Director at Campbell Advisors, as well as a senior equity analyst at Alex Brown & Sons and Hambrecht & Quist. Mr. Bradsher holds a B.A. degree in economics from Yale College and is a Chartered Financial Analyst. Mr. Bradsher is also a director of Questcor Pharmaceuticals, Inc.

     Mr. Bradsher brings to the Board a wealth of experience in finance, management, and corporate governance attained through his successful investments in other companies, including companies in the pharmaceutical, medical device, health care services, and health care information systems sectors. He has worked with several health care companies to improve their management and governance, and he currently serves as a director of Questcor Pharmaceuticals, Inc, which is engaged in the development and marketing of pharmaceutical products. Entities that Mr. Bradsher controls have invested in most of BioTime's financing transactions over the last several years. Mr. Bradsher is the President of the general partner of Broadwood Partners, LP, currently one of our largest shareholders.

     Arnold I. Burns, 79, joined the Board of Directors during July 2009. Mr. Burns has been Chairman of QuanStar Group, LLC, a strategic management consulting firm, since 2004. Mr. Burns was a managing director of Arnhold and S. Bleichroeder, Inc. from 1999 to 2002, and Natixis Bleichroeder, Inc. during 2002. Mr. Burns was a practicing attorney for nearly 40 years. From 1989 to 1999 he was a partner in the New York law firm of Proskauer Rose, LLP, and from 1986-1988 he was Deputy United States Attorney General, the Chief Operating Officer of the Department of Justice. Mr. Burns holds a J.D. degree from Cornell Law School.

     Mr. Burns brings to the Board many years of experience in the fields of law, finance, and management. Mr. Burns was a practicing attorney for nearly 40 years. As Chief Operating Officer of the Department of Justice, he was responsible for the management of a large, nationwide organization within the Executive Branch of government. As a private consultant, Mr. Burns provides advice to business clients regarding strategic relationships for growing businesses.

     Robert N. Butler, MD, 83, joined the Board of Directors during July 2008. Dr. Butler is the founder, Chief Executive Officer, and President of the International Longevity Center-USA, a non-profit international research, policy, and education organization formed to educate individuals on how to live longer and better, and advise society on how to maximize the benefits of today's age boom. Dr. Butler was the first director of the National Institute on Aging of the National Institutes of Health, where he helped educate the nation about the dangers of Alzheimer’s disease. At the Mount Sinai School of Medicine, he founded the nation’s first department of geriatrics where he is Professor of Geriatrics and Adult Development. Dr. Butler won the Pulitzer Prize for his book Why Survive? Being Old in America and is co-author with Myrna I. Lewis of Aging and Mental Health as well as The New Love and Sex after 60. His latest books are The Longevity Revolution (2008) and The Longevity Prescription (2010).

     Dr. Butler is a leading expert in geriatrics and diseases associated with the aging process, such as Alzheimer’s and other degenerative conditions that may be addressed by regenerative medicine. Dr. Butler also brings to our Board experience in helping to formulate public policy related to geriatrics and medicine.

     Abraham E. Cohen, 73, joined the Board of Directors during July 2009. Mr. Cohen is an independent international business consultant and is Chairman and President of Kramex Company, a privately owned consulting firm. From 1982 to 1992, Mr. Cohen served as Senior Vice-President of Merck & Co., and from 1977 to 1988 as President of the Merck Sharp & Dohme International Division. Mr. Cohen serves as a director of the following other public companies: Chugai Pharmaceutical Co., Ltd., MannKind Corporation, Teva Pharmaceutical Industries, Ltd., and Vasomedical, Inc.

     We asked Mr. Cohen to join our Board of Directors after his long career in the pharmaceutical industry, where he played a key role in the development of international business for Merck & Co. While at Merck, Mr. Cohen played a key role in the development of Merck’s international business, initially in Asia, then in Europe and, subsequently, as President of Merck Sharp & Dohme, which manufactures and markets human health products outside the United States. We have expanded our global focus in recent years and we are actively seeking opportunities in overseas markets and we believe that Mr. Cohen’s guidance, based on his many years of experience in the international pharmaceutical industry will be of great value to our efforts to grow our business.

     Alfred D. Kingsley, 66, joined the Board of Directors and became Chairman of the Board during July 2009. Mr. Kingsley has been general partner of Greenway Partners, L.P., a private investment firm, and President of Greenbelt Corp., a business consulting firm, since 1993. Greenbelt Corp. served as our financial advisor from 1998 until June 30, 2009. Mr. Kingsley was Senior Vice-President of Icahn and Company and its affiliated entities for more than 25 years. Mr. Kingsley holds a BS degree in economics from the Wharton School of the University of Pennsylvania, and a J.D. degree and LLM in taxation from New York University Law School.

     Mr. Kingsley’s long career in corporate finance and mergers and acquisitions includes substantial experience in helping companies to improve their management and corporate governance, and to restructure their operations in order to add value for shareholders. Mr. Kingsley developed an intimate knowledge of our business in his role as our financial advisor before he joined our Board. In that role, Mr. Kingsley was instrumental in structuring our equity and debt financings, and in the transition of our business focus into the field of human embryonic stem cell technology.

     Pedro Lichtinger, 55, joined the Board of Directors during August 2009. Mr. Lichtinger served as an executive of Pfizer, Inc. from 1995 to 2009, including as President of Pfizer's Global Primary Care Unit from 2008 to 2009, Area President, Europe from 2006 to 2008, President, Global Animal Health from 1999 to 2006, and Regional President Europe Animal Health from 1995 to 1999. Before joining Pfizer, Mr. Lichtinger was an executive of Smith Kline Beecham, last serving as Senior Vice-President Europe Animal Health from 1987 to 1995. Mr. Lichtinger holds an MBA degree from the Wharton School of Business and an Engineering degree from the National University of Mexico.

     Mr. Lichtinger brings to our Board more than 20 years of experience in the pharmaceutical industry, where he played a key role in the development of international business for two leading pharmaceutical companies, Pfizer and Smith Kline Beecham. We believe that Mr. Lichtinger’s experience in the international pharmaceutical industry will be of great value in our efforts to find and capitalize on opportunities in overseas markets. Mr. Lichtinger was responsible for more than $23 billion of revenues by Pfizer in 2008.

     Judith Segall, 56, is our Vice-President of Administration and Corporate Secretary, and has served on the Board of Directors from 1990 through 1994, and from 1995 through the present date. Ms. Segall received a B.S. in Nutrition and Clinical Dietetics from the University of California at Berkeley in 1989.

     As one of our co-founders, Ms. Segall has served on our Board and as an executive for nearly 20 years. During that time, she has developed a wealth of knowledge concerning our business operations, financial structure, and institutional relationships, particularly our relationships with the manufacturers and distributors of Hextend®.

     Michael D. West, Ph.D., 56, became our Chief Executive Officer during October 2007, and has served on the Board of Directors since 2002. Prior to becoming our Chief Executive Officer, Dr. West served as Chief Executive Officer, President, and Chief Scientific Officer of Advanced Cell Technology, Inc., a company engaged in developing human stem cell technology for use in regenerative medicine. Dr. West also founded Geron Corporation of Menlo Park, California, and from 1990 to 1998 he was a Director and Vice-President, where he initiated and managed programs in telomerase diagnostics, oligonucleotide-based telomerase inhibition as anti-tumor therapy, and the cloning and use of telomerase in telomerase-mediated therapy wherein telomerase is utilized to immortalize human cells. From 1995 to 1998 he organized and managed the research between Geron and its academic collaborators James Thomson and John Gearhart that led to the first isolation of human embryonic stem and human embryonic germ cells. Dr. West received a B.S. Degree from Rensselaer Polytechnic Institute in 1976, an M.S. Degree in Biology from Andrews University in 1982, and a Ph.D. from Baylor College of Medicine in 1989 concentrating on the biology of cellular aging.

     Dr. West is an internationally renowned pioneer and expert in stem cell research, and has extensive academic and business experience in age-related degenerative diseases, telomerase molecular biology, and human embryonic stem cell research and development. Dr. West brings to our Board the proven ability to conceive of and manage innovative research and development programs that have made scientifically significant discoveries in the field of human embryonic stem cells, and the ability to build companies focused on the great potential of regenerative medicine.

Director Independence

     Our Board of Directors has determined that Neal C. Bradsher, Arnold I. Burns, Robert N. Butler, Abraham E. Cohen, Pedro Lichtinger, and Valeta Gregg, qualify as “independent” in accordance with Section 803(A) of the NYSE Amex Company Guide. The members of our Audit Committee also meet the independence standards under Section 803(B)(2) of the NYSE Amex Company Guide and Section 10A-3 under the Securities Exchange Act of 1934, as amended. Our independent directors received no compensation or remuneration for serving as directors except as disclosed under “CORPORATE GOVERNANCE--Compensation of Directors.”

     The only compensation or remuneration that BioTime has provided to Mr. Bradsher, Mr. Burns, Dr. Butler, Mr. Cohen, Mr. Lichtinger, and Dr. Gregg during their tenure as directors has been compensation as non-employee directors. None of these directors, nor any of the members of their families, have participated in any transaction with us that would disqualify them as “independent” directors under the standard described above.

     Michael D. West and Judith Segall do not qualify as “independent” because they are our full-time employees. Alfred D. Kingsley does not qualify as “independent” because he is the principal shareholder and president of Greenbelt Corp., which received more than $200,000 of compensation from us in one or more of the preceding three fiscal years for services rendered as our financial advisor.

CORPORATE GOVERNANCE

Directors’ Meetings

     During the fiscal year ended December 31, 2009, the Board of Directors met eight times. No director attended fewer than 75% of the meetings of the Board or any committee on which they served.

     Directors are also encouraged to attend our annual meetings of shareholders, although they are not formally required to do so. All of the directors attended the last annual meeting, except Robert N. Butler, who was unable to attend.

Meetings of Non-Management Directors

     Our non-management directors regularly meeting in executive session, without any directors who are BioTime officers or employees present, following regular meetings of the Board, which occur at least once each calendar quarter. These meetings allow the non-management directors to engage in open and frank discussions about corporate governance and about our business, operations, finances, and management performance.

Shareholder Communications with Directors

     If you wish to communicate with the Board of Directors or with individual directors, you may do so by following the procedure described on our website www.biotimeinc.com.

Code of Ethics

     We have adopted a Code of Ethics that applies to our principal executive officers, our principal financial officer and accounting officer, our other executive officers, and our directors. The purpose of the Code of Ethics is to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with or submit to the SEC and in our other public communications; (iii) compliance with applicable governmental rules and regulations; (iv) prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and (v) accountability for adherence to the Code. A copy of our Code of Ethics has been posted on our internet website and can be found at www.biotimeinc.com.

Board Leadership Structure

     Our leadership structure bifurcates the roles of Chief Executive Officer and Chairman of the Board. In other words, although Michael D. West is our Chief Executive Officer and is a member of our Board, Alfred D. Kingsley currently serves as Chairman of the Board. Although Mr. Kingsley is not a BioTime executive officer or employee, he plays an active role in the structuring and oversight of BioTime financings and the growth of our business. This structure allows our Chief Executive Officer to focus on innovation in our stem cell research programs, building our intellectual property portfolio, and fostering relationships within the bioscience industry. The Chairman of the Board serves as an active liaison between the Board and our Chief Executive Officer and BioTime’s other senior management. The Chairman of the Board also interfaces with our other non-management directors with respect to matters such as the members and chairs of Board committees, other corporate governance matters, financing, and strategic planning.

The Board’s Role in Risk Management

     The Board has an active role, as a whole, in overseeing management of the risks of our business. The Board regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with our research and development activities and our plans to expand our business. The Audit Committee provides oversight of our financial reporting processes and the annual audit of our financial statements. In addition, the Audit Committee also reviews and must approve any business transactions between BioTime and its executive officers, directors, or shareholders who beneficially own 5% or more of our common shares.

Committees of the Board

     The Board of Directors has an Audit Committee, a Nominating/Corporate Governance Committee, and a Compensation Committee. The charters of each of these committees require the members to be directors who are independent in accordance with Section 803(A) of the AMEX listing standards and Section 10A-3 under the Securities Exchange Act of 1934, as amended.

Audit Committee

     The members of the Audit Committee are Arnold I. Burns, Robert N. Butler, and Abraham E. Cohen. Mr. Burns is the Chairman of the Committee. The purpose of the Audit Committee is to recommend the engagement of our independent auditors, to review their performance and the plan, scope, and results of the audit, and to review and approve the fees we pay to our independent auditors. The Audit Committee also will review our accounting and financial reporting procedures and controls, and all transactions between us and our executive officers, directors, or shareholders who beneficially own 5% or more of our common shares.

     The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

Nominating/Corporate Governance Committee and Nominating Policies and Procedures

     The members of the Nominating/Corporate Governance Committee are Neal C. Bradsher, Arnold I. Burns, Robert N. Butler, and Abraham E. Cohen. Mr. Bradsher is the Chairman of the Committee. The purpose of the Nominating/Corporate Governance Committee is to recommend to the Board of Directors individuals qualified to serve as directors and on committees of the Board. The Nominating/Corporate Governance Committee will also consider nominees proposed by shareholders, provided that they notify the Committee of the nomination in writing at least 120 days before the date of the next annual meeting and they and the nominee provide the Committee with all information that the Committee may reasonably request regarding the nominee, no later than 90 days prior to the annual meeting. A copy of the Nominating/Corporate Governance Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

     The Nominating/Corporate Governance Committee has not set any specific minimum qualifications that a prospective nominee would need in order to be recommended by the Committee or to serve on the Board or Directors. Rather, in evaluating any new nominee or incumbent director, the Committee will consider whether the particular person has the management, financial, scientific, legal, and industry knowledge, skills, experience, and expertise needed to manage our affairs in light of the skills, experience, and expertise of the other members of the Board as a whole. The Committee will also consider whether a nominee or incumbent director has any conflicts of interest with BioTime that might conflict with our Code of Ethics or that might otherwise interfere with their ability to perform their duties in a manner that is in the best interest of BioTime and its shareholders. The Committee will also consider whether including a prospective director on the Board will result in a Board composition that complies with (a) applicable state corporate laws, (b) applicable federal and state securities laws, and (c) the rules of the SEC and any stock exchange on which BioTime shares may be listed.

     The Board of Directors and the Nominating/Corporate Governance Committee have not adopted specific policies with respect to a particular mix or diversity of skills, experience, expertise, perspectives, and background that nominees should have. However, the present Board was assembled with a focus on attaining a Board comprised of people with substantial experience in bioscience, the pharmaceutical industry, medicine, finance, and law. The Board believes that this interdisciplinary approach will best suit our needs, as we expand our initiatives in the field of regenerative medicine. The Board is also cognizant of the value of experience in international markets and operations given the growing globalization of the pharmaceutical industry and world-wide focus on stem cell research.

     Some of the factors considered by the Committee and the Board in selecting the Board’s nominees for election at the Meeting are discussed in this proxy statement under “ELECTION OF DIRECTORS—Directors and Nominees.”

Compensation Committee

     The members of the Compensation Committee are Arnold I. Burns, Robert N. Butler, and Pedro Lichtinger. Dr. Butler is the Chairman of the Committee. The Compensation Committee will oversee our compensation and employee benefit plans and practices, including executive compensation arrangements and incentive plans and awards of stock options under our 2002 Stock Option Plan. The Compensation Committee will recommend to the Board of Directors the terms and amount of executive compensation and grants of options to key employees, consultants, and independent contractors. A copy of the Compensation Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

Report of the Audit Committee on the Audit of Our Financial Statements

     The members of the Audit Committee held discussions with our management and representatives of Rothstein, Kass & Company, P.C., our independent public auditors, concerning the audit of our financial statements for the year ended December 31, 2009. The independent public auditors are responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

     The Audit Committee members reviewed and discussed with management and representatives of the auditors the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009. The Audit Committee members also discussed with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). Our auditors submitted to the Audit Committee the written disclosures and the letter mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. Based on the reviews and discussions referred to above, the Audit Committee unanimously approved the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC.

     The Audit Committee also met on a quarterly basis with the auditors to review and discuss our financial statements for the quarter and the adequacy of internal financial and reporting controls.

     The Audit Committee: Arnold I. Burns (Chairman), Robert N. Butler, Abraham E. Cohen.

Compensation of Directors

     Directors and members of committees of the Board of Directors who are our employees are entitled to receive compensation as employees but are not compensated for serving as directors or attending meetings of the Board or committees of the Board. All directors are entitled to reimbursements for their out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board.

     Two non-employee directors each received $7,500 in cash and options to purchase 10,000 common shares, which are fully vested and exercisable, under our 2002 Stock Option Plan (the “2002 Plan”), for their service on the Board from January 1, 2009 through June 30, 2009.

     During the third and fourth quarters of 2009, the Board implemented a revised compensation plan for non-employee directors. Non-employee directors, other than the Chairman of the Board of Directors, will receive an annual fee of $15,000 in cash, plus $1,000 for each regular or special meeting of the Board attended, and options to purchase 20,000 common shares under our 2002 Plan. The Chairman of the Board of Directors will receive an annual fee of $80,000 in cash, plus $1,000 for each regular or special meeting of the Board attended, and options to purchase 50,000 common shares under the 2002 Plan.

     The annual fee of cash will be paid, and the stock options granted will vest and become exercisable, in four equal quarterly installments, provided that the non-employee director remains a director on the last day of the applicable quarter. The options will expire if not exercised five years from the date of grant.

     Non-employee directors who serve on the Audit Committee, Nominating/Corporate Governance Committee, or the Compensation Committee shall receive, in addition to other fees payable to non-employee directors, the following annual fees:
  Audit Committee Chairman: $10,000

  Audit Committee Member other than Chairman: $7,000

  Nominating/Corporate Governance Committee Chairman: $7,500

  Nominating/Corporate Governance Committee Member other than Chairman: $5,000

  Compensation Committee Chairman: $7,500

  Compensation Committee Member other than Chairman: $5,000

     The following table summarizes certain information concerning the compensation paid during the past fiscal year to each of the current members of the Board who were not our employees on the date the compensation was earned:

DIRECTOR COMPENSATION

	Fees Earned or Paid
Name	in Cash	Option Awards		Total
Neal C. Bradsher	$14,375	$38,300	(1)	$52,675
Arnold I. Burns	$16,250	$38,300	(1)	$54,550
Robert N. Butler	$23,875	$66,340	(1) (2)	$90,215
Abraham E. Cohen	$15,500	$38,300	(1)	$53,800
Valeta Gregg	$20,000	$66,340	(1) (2)	$86,340
Alfred D. Kingsley	$45,000	$95,750	(1)	$140,750
Pedro Lichtinger	$11,750	$56,080	(3)	$67,830
____________________

     (1) During July 2009, our independent directors each received an award of stock options entitling them to purchase 20,000 common shares at a fixed price as partial compensation for serving on the Board of Directors for a period of one year, except that Alfred Kingsley received 50,000 stock options as partial compensation for serving in his capacity as Chairman of the Board. The options will vest and become exercisable in equal monthly installments over a one-year period, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. We use the Black-Scholes-Merton Pricing Model to compute option fair values. With respect to these options, we used the following variables: stock price of $2.35, exercise price of $2.30, expected term of 5 years, volatility of 114.84%, and a bond equivalent yield discount rate of 2.43%.

     (2) During August 2009, Robert Butler and Valeta Gregg each received an award of stock options entitling them to purchase 10,000 common shares at a fixed price as partial compensation for serving on the Board of Directors for the first half of 2009. The options were fully vested and exercisable at the date of grant. We use the Black-Scholes-Merton Pricing Model to compute option fair values. With respect to these options, we used the following variables: stock price of $3.44, exercise price of $3.45, expected term of 5 years, volatility of 115.30%, and a bond equivalent yield discount rate of 2.69%.

     (3) During August 2009, Pedro Lichtinger joined our Board of Directors, and he received an award of stock options entitling him to purchase 20,000 common shares at a fixed price as partial compensation for serving on the Board for a period of one year. The options will vest and become exercisable in equal monthly installments over a one-year period, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. We use the Black-Scholes-Merton Pricing Model to compute option fair values. With respect to these options, we used the following variables: stock price of $3.44, exercise price of $3.45, expected term of 5 years, volatility of 115.30%, and a bond equivalent yield discount rate of 2.69%.

Executive Officers

     Michael West, Robert Peabody, Steven Seinberg, and Walter Funk are our only executive officers. There are no family relationships among our directors or officers.

     Robert W. Peabody, CPA, 55, is our Senior Vice-President and Chief Operating Officer. Prior to joining BioTime in October 2007, Mr. Peabody served as Vice-President of Grant Administration for Advanced Cell Technology, Inc., and also served on their board of directors from 1998 to 2006. Prior to joining ACT, Mr. Peabody spent 14 years as a Regional Controller for Ecolab, Inc., a Fortune 500 specialty chemical manufacturer and service company. Mr. Peabody, along with Dr. West, was a co-founder of Geron Corporation of Menlo Park, CA. He has also been an audit manager for Ernst and Young where he was on the audit staff serving the firm's clients whose shares are publicly traded. Mr. Peabody received a Bachelor Degree in Business Administration from the University of Michigan and is a Certified Public Accountant.

     Steven A. Seinberg, J.D., 43, has been our Chief Financial Officer and Treasurer since August 2001. Prior to assuming these positions, Mr. Seinberg worked for over five years as BioTime’s Director of Financial and Legal Research, a position that involved, among other duties, contract modifications and management of our intellectual property portfolio. Mr. Seinberg received a J.D. from Hastings College of the Law in San Francisco in 1994.

     Walter Funk, Ph.D., 49, became our Vice-President of Stem Cell Technology during August 2009. Before joining BioTime, Dr. Funk was a managing director of Parallax Venture Partners, a venture capital firm focused on investing in early stage biotechnology companies. Before co-founding Parallax Venture Partners in 2007, Dr. Funk served for approximately five years as Vice-President of Research of Nuvelo, Inc., a biotechnology and drug development company. Previously, Dr. Funk was Director of DNA Sequencing at Hyseq, Inc., and was a research scientist at Geron Corp. where, among other projects, he detailed descriptions of gene expression patterns in human embryonic stem cells. Dr. Funk received his Ph.D. in Biochemistry from the University of British Columbia.

Other Key Employees

     Judith Segall, 56, is our Vice-President of Administration and Corporate Secretary, and has served on the Board of Directors from 1990 through 1994, and from 1995 through the present date. Ms. Segall received a B.S. in Nutrition and Clinical Dietetics from the University of California at Berkeley in 1989.

     Hal Sternberg, Ph.D., 55, has been our Vice-President of Research since 1990. Dr. Sternberg was a visiting scientist and research Associate at the University of California at Berkeley from 1985-1988, where he supervised a team of researchers studying Alzheimer’s Disease. Dr. Sternberg received his Ph.D. from the University of Maryland in Biochemistry in 1982.

EXECUTIVE COMPENSATION

Insider Participation in Compensation Decisions

     The Board of Directors, as a whole, is responsible for approval of all executive compensation. Our Board of Directors did not have a standing Compensation Committee during the year ended December 31, 2008 or until August of 2009 when the Compensation Committee was reconstituted after several independent directors joined the Board. All of the members of the Compensation Committee qualify as “independent” in accordance with Section 803(A) of the NYSE Amex Company Guide. The Compensation Committee will recommend to the Board of Directors the terms and amount of executive compensation and grants of options to key employees, consultants, and independent contractors. Executive officers who also serve on the Board of Directors do not vote on matters pertaining to their own personal compensation.

Compensation Policies

     Our compensation policies have been influenced by the need to attract and retain executives with the scientific and management expertise to conduct our product development program in a highly competitive industry dominated by larger, more highly capitalized companies. Executive compensation is also influenced by the cost of living in the San Francisco Bay Area. These factors have been balanced against our financial position and capital resources.

     Executive compensation may reflect three major components: (i) base salary; (ii) annual variable performance awards payable in cash and tied to the attainment of company objectives and the officer's achievement of personal goals; and (iii) long-term stock-based incentive awards (stock options) designed to strengthen the mutuality of interests between the executive officers and the shareholders. During the fourth quarter of 2009, the Compensation Committee reviewed the annual salaries of our executive officers and determined that their salaries were less than executive officers of similar experience would receive in the San Francisco Bay Area. Accordingly, based upon a recommendation from the Compensation Committee, during the fourth quarter of 2009 the annual salaries of Michael D. West, our Chief Executive Officer, Robert W. Peabody, our Senior Vice President and Chief Operating Officer, Steven Seinberg, our Chief Financial Officer, and Hal Sternberg, our Vice-President of Research, were fixed at $350,000, $230,000, $120,000 and $145,000, respectively, by the Board.

     An annual bonus may be earned by each executive officer based upon the achievement of personal and company performance goals, as determined by the Board of Directors upon recommendation of the Compensation Committee. Because we are still conducting research and development, and have not attained a level of profitability, the use of performance milestones based upon profit levels and return on equity as the basis for incentive compensation has not been considered appropriate. Instead, the incentive awards in the past have been tied to the achievement of personal and company performance targets. Performance goals have varied from year to year according to the stage of our operations and financial position. Important milestones that have been considered by the Board in determining incentive bonuses in the past have been (i) procuring additional capital, (ii) licensing products and technology, (iii) completing specified research and development goals, and (iv) achieving organizational goals. Personal goals are related to the functional responsibility of each executive officer.

     During December 2009, our Chief Executive Officer, Michael D. West, was awarded an annual incentive bonus of $50,000, and our Vice President and Chief Operating Officer, Robert W. Peabody, was awarded an annual incentive bonus of $30,000.

     During 2009, the Board approved funding a cash bonus pool of $50,000 as an incentive for employees, and delegated to the Chief Executive Officer the authority to make bonus awards from that cash pool to employees, including officers, based on his determination that the employee’s performance merits an incentive award.

Compensation of Our Chief Executive Officer

     During October 2007, we entered into an employment agreement with our Chief Executive Officer, Dr. Michael West, pursuant to which he was entitled to receive an annual salary of $250,000. Effective December 1, 2009, Dr. West’s annual salary was increased to $350,000. In addition to his annual salary, Dr. West is entitled to receive an annual bonus equal to the lesser of (A) $65,000 or (B) the sum of 65% of Consulting Fees and 6.5% of Grant Funds we receive during each fiscal year; provided that (x) we obtained the grant that is the source of the Grant Funds during the term of his employment, (y) the grant that is the source of the Grant Funds is not a renewal, extension, modification, or novation of a grant (or a new grant to fund the continuation of a study funded by a prior grant from the same source) obtained by us prior to his employment, and (z) the grant that is the source of the Grant Funds was not obtained by us substantially through the efforts of any consultant or independent contractor compensated by us for obtaining the grant. Grant Funds means money actually paid to us during a fiscal year as a research grant by any federal or state government agency or any not for profit non-government organization, and expressly excludes (1) license fees, (2) royalties, (3) Consulting Fees, (4) capital contributions to us or any of our subsidiaries, or any joint venture of any kind (regardless of the legal entity through which the joint venture is conducted) to which we are a party, and (5) any other payments received by us from a business or commercial enterprise for research and development of products or technology pursuant to a contract or agreement for the commercial development of a product or technology. Consulting Fees means money we receive under a contract that entitles us to receive a cash fee for providing scientific and technical advice to third parties concerning stem cells.

     Dr. West was granted an option to purchase 1,500,000 common shares under our 2002 Plan. The exercise price of the Dr. West’s option is $0.50. The option will vest (and thereby become exercisable) at the rate of 1/60th of the number of option shares at the end of each full month of employment. Vesting will depend on Dr. West’s continued employment by us through the applicable vesting date, and will be subject to the terms and conditions of the 2002 Plan and a Stock Option Agreement consistent with the 2002 Plan and Dr. West’s Employment Agreement. The unvested portion of the option shall not be exercisable.

     The vested portion of the option shall expire on the earliest of (A) seven years from the date of grant, (B) three months after Dr. West ceases to be employed by us for any reason other than his death or disability, or (C) one year after he ceases to be employed by us due to his death or disability; provided that if he dies during the three month period described in clause (B), the expiration date of the vested portion of the option shall be one year after the date of his death. No portion of the option shall be exercisable after it has expired.

     Dr. West’s option was initially paired with certain stock appreciation rights ("SARs") with respect to 976,500 shares, but the SARs expired in accordance with their terms during October 2009 when our shareholders approved amendments to our 2002 Plan increasing the number of common shares available under the 2002 Plan from 2,000,000 to 6,000,000 shares.

     In the event that Dr. West’s employment is terminated for “cause,” as defined in his Employment Agreement, or as a result of his death or disability, or his resignation, he will be entitled to receive payment for all unpaid salary, accrued but unpaid bonus, if any, and vacation accrued as of the date of his termination of employment.

     If we terminate Dr. West’s employment without “cause,” he will be entitled to additional benefits, consisting of payment of either three months base salary, if he was employed by us for less than two years, or six months base salary if he was employed by us for at least two years. In addition, 50% of the then unvested shares subject to Dr. West’s option will vest if he was employed by us for at least two years. However, if a termination of Dr. West’s employment without “cause” occurs within twelve months following a “Change of Control,” Dr. West will be entitled to four months base salary if he was employed by us for less than two years, or twelve months base salary if he was employed by us for at least two years; and 50% of the then unvested shares subject to Dr. West’s option will vest if he was employed by us for less than two years, or 100% of the then unvested shares subject to his option will vest if he was employed by us for at least two years.

     “Change of Control” means (A) the acquisition of our voting securities by a person or an Affiliated Group entitling the holder to elect a majority of our directors; provided, that an increase in the amount of voting securities held by a person or Affiliated Group who on the date of the Employment Agreement beneficially owned (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder) more than 10% of our voting securities shall not constitute a Change of Control; and provided, further, that an acquisition of voting securities by one or more persons acting as an underwriter in connection with a sale or distribution of voting securities shall not constitute a Change of Control, (B) the sale of all or substantially all of our assets; or (C) a merger or consolidation in which we merge or consolidate into another corporation or entity in which our stockholders immediately before the merger or consolidation do not own, in the aggregate, voting securities of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity) entitling them, in the aggregate (and without regard to whether they constitute an Affiliated Group) to elect a majority of the directors or persons holding similar powers of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity). A Change of Control shall not be deemed to have occurred if all of the persons acquiring our voting securities or assets, or merging or consolidating with us, are one or more of our direct or indirect subsidiaries or parent corporations. "Affiliated Group" means (A) a person and one or more other persons in control of, controlled by, or under common control with, such person; and (B) two or more persons who, by written agreement among them, act in concert to acquire voting securities entitling them to elect a majority of our directors. “Person” includes both people and entities.

Compensation of Our Senior Vice-President and Chief Operating Officer

     During October 2007, we also entered into an employment agreement with Robert W. Peabody, our Senior Vice-President and Chief Operating Officer, under which he was entitled to receive an annual salary of $160,000. Effective December 1, 2009, Mr. Peabody’s salary was increased to $230,000. In addition to his annual salary, Mr. Peabody is entitled to receive an annual bonus equal to the lesser of (A) $45,000 or (B) the sum of 35% of Consulting Fees and 3.5% of Grant Funds determined on the same basis used to determine the annual bonus under Dr. West’s employment agreement. Mr. Peabody was granted an option to purchase 500,000 common shares under the 2002 Plan. The exercise price of Mr. Peabody’s option is $0.50. The option vesting and expiration provisions, and the termination and severance compensation provisions of Mr. Peabody’s employment agreement, are the same as those in Dr. West’s employment agreement.

     Mr. Peabody’s option was initially paired with SARs with respect to 325,530 shares. However, SARs expired in accordance with their terms during October 2009 when our shareholders approved amendments to the 2002 Plan increasing the number of common shares available under the 2002 Plan from 2,000,000 to 6,000,000 shares.

Compensation of Our Vice-President of Stem Cell Research

     During August 2009, we entered into an employment agreement with Walter Funk, Ph.D., our Vice-President of Stem Cell Research, under which he will receive an annual salary of $150,000. The company also granted Dr. Funk a stock option to purchase 275,000 common shares at an exercise price of $3.46. The option will vest (and thereby become exercisable) at the rate of 1/48th of the number of option shares at the end of each full month of employment. Vesting will depend on Dr. Funk’s continued employment by us through the applicable vesting date, and will be subject to the terms and conditions of the 2002 Plan and a Stock Option Agreement consistent with the 2002 Plan and Dr. Funk’s Employment Agreement. The unvested portion of the option shall not be exercisable.

     If we terminate Dr. Funk’s employment with or without “cause,” he will be entitled to receive payment for all unpaid salary, accrued but unpaid bonus, if any, and vacation accrued as of the date of his termination of employment. Also, if we terminate Dr. Funk’s employment without “cause,” in addition to the above, he will be entitled to payment in an amount equal to three months base salary, which may be paid in a lump sum or, at BioTime’s election, in installments consistent with the payment of his salary during his employment, subject to such payroll deductions and withholdings as are required by law, and he will also be entitled to accelerated vesting of fifty percent (50%) of the then unvested portion of his option shares.

     However, if a termination of Dr. Funk’s employment without “cause” occurs within twelve months following a “Change of Control,” then instead of the above, Dr. Funk will be entitled to receive payment for all unpaid salary, accrued but unpaid bonus, if any, and vacation accrued as of the date of his termination of employment; a lump sum payment of three months base salary, subject to such payroll deductions and withholdings as are required by law; and accelerated vesting of one hundred percent (100%) of the then unvested portion of his option shares.

Compensation of other Executive Officers

     During the fourth quarter of 2009, the annual salaries of Steven Seinberg, our Chief Financial Officer, and Hal Sternberg, our Vice-President of Research, were fixed at $120,000 and $145,000, respectively.

     The following table summarizes certain information concerning the compensation paid during the past two fiscal years to our Chief Executive Officer, our Senior Vice-President and Chief Operating Officer, our Vice President of Stem Cell Research, and our Vice-President of Research, who were our only executive officers whose compensation exceeded $100,000 during 2009:

SUMMARY COMPENSATION TABLE

							All other
Name and principal position	Year	Salary	Bonus		Option Awards		compensation		Total
Michael D. West	2009	$258,333	$87,917	(1)	-		$34,000	(2)	$380,250
Chief Executive Officer	2008	$250,000	-				$24,500	(2)	$274,500
Robert W. Peabody	2009	$165,833	$58,500	(1)	-		$11,217	(3)	$235,550
Senior Vice-President and Chief Operating Officer	2008	$160,000	-		-		$8,000	(3)	$168,000
Hal Sternberg	2009	$101,667	$12,250		-		$1,321	(4)	$115,238
Vice-President of Research	2008	$80,000	-		-		-		$80,000
Walter Funk
Vice-President of Stem Cell Research	2009	$62,500	$2,250		$932,525	(5)	-		$997,275
____________________

     (1) As a result of receiving a research grant from the California Institute of Regenerative Medicine, Dr. West and Mr. Peabody earned bonuses of $37,917 and $26,250, respectively, under the terms of their employment agreements. During December 2009, Dr. West was awarded an annual incentive bonus of $50,000, and Mr. Peabody was awarded an annual incentive bonus of $30,000. An annual bonus may be earned by each executive officer based upon the achievement of personal and company performance goals, as determined by the Board of Directors upon recommendation of the Compensation Committee.

     (2) During 2009 and 2008, Dr. West received other compensation that included a $1,000 per month car allowance and employer contributions of $22,000 and $12,500, respectively, to his 401k plan.

     (3) During 2009 and 2008, Mr. Peabody received other compensation consisting of employer contributions of $11,217 and $8,000, respectively, to his 401k plan.

     (4) During 2009, Dr. Sternberg received other compensation consisting of an employer contribution of $1,321 to his 401k plan.

     (5) Dr. Funk became our Vice-President of Stem Cell Research in August 2009 and received an award of stock options entitling him to purchase 275,000 common shares at a fixed price. The options will vest and become exercisable in equal monthly installments over a four-year period, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. We use the Black-Scholes-Merton Pricing Model to compute option fair values. With respect to Dr. Funk’s options, we used the following variables: stock price of $3.80, exercise price of $3.46, expected term of 7 years, volatility of 115.393%, and a bond equivalent yield discount rate of 3.3%.

Stock Options

     The following table summarizes certain information concerning stock options held as of December 31, 2009 by our Chief Executive Officer and each of our other executive officers whose compensation exceeded $100,000 during 2009:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised	Option	Option
	Options		Options	Exercise	Expiration
Name	Exercisable		Unexercisable	Price	Date
Michael West	20,000	(1)	-	$1.26	March 20, 2010
	20,000	(1)	-	$0.34	March 27, 2011
	20,000	(1)	-	$0.74	June 1, 2014
	650,000	(2)	850,000	$0.50	October 9, 2014
Robert W. Peabody	216,658	(3)	283,342	$0.50	October 9, 2014
Hal Sternberg	80,000	(4)	-	$0.32	November 23, 2011
Walter Funk	34,375	(5)	240,625	$3.46	August 3, 2016
____________________

     (1) These options were granted to Dr. West during his service as a non-employee director, and were all fully vested and exercisable as of December 31, 2009. During March 2010, Dr. West exercised the option to purchase 20,000 common shares that was scheduled to expire on March 20, 2010.

     (2) These options become exercisable at the rate of 25,000 common shares per month during the term of Dr. West’s employment.

     (3) These options become exercisable at the rate of 8,333 common shares per month during the term of Mr. Peabody’s employment.

     (4) These options were granted to Dr. Sternberg during the course of his employment, and are all fully vested and exercisable.

     (5) These options become exercisable at the rate of 5,729 common shares per month during the term of Dr. Funk’s employment.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information as of March 31, 2010 concerning beneficial ownership of common shares by each shareholder known by us to be the beneficial owner of 5% or more of our common shares. Information concerning certain beneficial owners of more than 5% of the common shares is based upon information disclosed by such owners in their reports on Schedule 13D or Schedule 13G.

Security Ownership of Certain Beneficial Owners

	Number of Shares	Percent of Total
Alfred D. Kingsley (1)	10,571,866	28.64%
Gary K. Duberstein
Greenbelt Corp.
Greenway Partners, L.P.
Greenhouse Partners, L.P.
150 E. 57th Street
New York, New York 10022
Neal C. Bradsher (2)	8,335,300	22.20%
Broadwood Partners, L.P.
Broadwood Capital, Inc.
724 Fifth Avenue, 9th Floor
New York, NY 10019
George Karfunkel (3)	4,997,217	13.83%
59 Maiden Lane
New York, NY 10038
____________________

(1) Includes 2,066,185 shares presently owned by Greenbelt Corp, 337,632 shares that may be acquired by Greenbelt Corp. upon the exercise of certain warrants, 550,287 shares owned by Greenway Partners, L.P., 353,705 shares that may be acquired by Greenway Partners, L.P. upon the exercise of certain warrants, 4,935,432 shares owned solely by Alfred D. Kingsley, 2,278,189 shares that may be acquired by Mr. Kingsley upon the exercise of warrants, 37,500 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options, 12,256 shares owned solely by Gary K. Duberstein, and 680 shares that may be acquired by Mr. Duberstein upon the exercise of certain warrants. Excludes 12,500 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley and Mr. Duberstein control Greenbelt Corp. and may be deemed to beneficially own the warrants and shares that Greenbelt Corp. beneficially owns. Greenhouse Partners, L.P. is the general partner of Greenway Partners, L.P., and Mr. Kingsley and Mr. Duberstein are the general partners of Greenhouse Partners, L.P. Greenhouse Partners, L.P., Mr. Kingsley, and Mr. Duberstein may be deemed to beneficially own the shares that Greenway Partners, L.P. owns. Mr. Duberstein disclaims beneficial ownership of the shares and warrants owned solely by Mr. Kingsley, and Mr. Kingsley disclaims beneficial ownership of the shares owned solely by Mr. Duberstein.

(2) Includes 4,669,249 shares owned by Broadwood Partners, L.P., 3,608,143 shares that may be acquired by Broadwood Partners, L.P. upon the exercise of certain warrants, 37,358 shares owned by Neal C. Bradsher, 5,550 shares that may be acquired by Mr. Bradsher upon the exercise of certain warrants, and 15,000 shares that may be acquired upon the exercise of certain stock options. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., and Mr. Bradsher is the President of Broadwood Capital, Inc. Mr. Bradsher and Broadwood Capital, Inc. may be deemed to beneficially own the shares that Broadwood Partners, L.P. owns.

(3) Includes 2,782,217 shares owned by George Karfunkel, and 2,215,000 shares that may be acquired by Mr. Karfunkel upon the exercise of certain warrants.

Security Ownership of Management

     The following table sets forth information as of March 31, 2010 concerning beneficial ownership of common shares by each member of the Board of Directors, certain executive officers, and all officers and directors as a group.

	Number of	Percent of
	Shares	Total
Alfred D. Kingsley (1)	10,571,866	28.64%
Neal C. Bradsher (2)	8,335,300	22.20%
Michael D. West (3)	835,000	2.40%
Judith Segall (4)	667,669	1.95%
Robert W. Peabody (5)	258,333	*
Steven A. Seinberg (6)	82,500	*
Walter Funk (7)	60,938	*
Robert N. Butler, M.D. (8)	50,000	*
Valeta Gregg (9)	35,000	*
Arnold I. Burns (10)	25,000	*
Abraham E. Cohen (11)	15,000	*
Pedro Lichtinger (12)	15,000	*
All officers and directors as a group (12 persons) (13)	20,951,606	49.72%
____________________

* Less than 1%

(1) Includes 2,066,185 shares presently owned by Greenbelt Corp, 337,632 shares that may be acquired by Greenbelt Corp. upon the exercise of certain warrants, 550,287 shares owned by Greenway Partners, L.P., 353,705 shares that may be acquired by Greenway Partners, L.P. upon the exercise of certain warrants, 4,935,432 shares owned solely by Alfred D. Kingsley, 2,278,189 shares that may be acquired by Mr. Kingsley upon the exercise of warrants, 37,500 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options, 12,256 shares owned solely by Gary K. Duberstein, and 680 shares that may be acquired by Mr. Duberstein upon the exercise of certain warrants. Excludes 12,500 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley and Mr. Duberstein control Greenbelt Corp. and may be deemed to beneficially own the warrants and shares that Greenbelt Corp. beneficially owns. Greenhouse Partners, L.P. is the general partner of Greenway Partners, L.P., and Mr. Kingsley and Mr. Duberstein are the general partners of Greenhouse Partners, L.P. Greenhouse Partners, L.P., Mr. Kingsley, and Mr. Duberstein may be deemed to beneficially own the shares that Greenway Partners, L.P. owns. Mr. Duberstein disclaims beneficial ownership of the shares and warrants owned solely by Mr. Kingsley, and Mr. Kingsley disclaims beneficial ownership of the shares owned solely by Mr. Duberstein.

(2) Includes 4,669,249 shares owned by Broadwood Partners, L.P., 3,608,143 shares that may be acquired by Broadwood Partners, L.P. upon the exercise of certain warrants, 37,358 shares owned by Neal C. Bradsher, 5,550 shares that may be acquired by Mr. Bradsher upon the exercise of certain warrants, and 15,000 shares that may be acquired upon the exercise of certain stock options. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., and Mr. Bradsher is the President of Broadwood Capital, Inc. Mr. Bradsher and Broadwood Capital, Inc. may be deemed to beneficially own the shares that Broadwood Partners, L.P. owns.

(3) Includes 815,000 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days. Excludes 725,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(4) Includes 205,000 shares that may be acquired upon the exercise of certain stock options, and 45,337 shares that may be acquired upon the exercise of certain warrants.

(5) Includes 258,333 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days. Excludes 241,667 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(6) Includes 80,000 shares that may be acquired upon the exercise of certain options.

(7) Includes 60,938 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 214,063 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(8) Includes 50,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(9) Includes 35,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(10) Includes 15,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(11) Includes 15,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(12) Includes 15,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(13) Includes 8,231,007 shares that may be acquired upon the exercise of certain options and warrants. Excludes certain shares that may be acquired upon the exercise of certain options that are not presently exercisable and will not become exercisable within 60 days.

Certain Relationships and Related Transactions

Certain Transactions

     During April 1998, we entered into a financial advisory services agreement with Greenbelt Corp., a corporation controlled by Alfred D. Kingsley and Gary K. Duberstein, who are also BioTime shareholders. Until 2009, the agreement was renewed annually. We paid Greenbelt $90,000 in cash and issued 200,000 common shares for services rendered for the twelve months ending March 31, 2007. Greenbelt permitted us to defer until October 2007 paying certain cash fees that otherwise would have been payable earlier in the year. In return for allowing the deferral, we issued Greenbelt an additional 60,000 common shares. For the 2008 calendar year, we agreed to pay Greenbelt $135,000 in cash and to issue 300,000 common shares. Greenbelt permitted us to defer paying the entire $135,000 cash fee until January 2009. In return for allowing the deferral, we issued Greenbelt an additional 60,000 common shares during January 2009. Greenbelt and BioTime agreed to terminate their agreement effective June 30, 2009, in connection with Alfred D. Kingsley joining the BioTime Board of Directors, and BioTime agreed to pay Greenbelt $90,000 for services rendered from January 1 through June 30, 2009. We have agreed to file a registration statement, at our expense, to register Greenbelt’s shares for sale under the Securities Act of 1933, as amended (the “Securities Act”), upon Greenbelt’s request. We also agreed to indemnify Greenbelt and its officers, affiliates, employees, agents, assignees, and controlling person from any liabilities arising out of or in connection with actions taken on our behalf under the agreement.

     During April 2006, we entered into our Credit Agreement with Alfred D. Kingsley, Cyndel & Co., Inc., and George Karfunkel, under which we could borrow up to $500,000 for working capital purposes at an interest rate of 10% per annum. In consideration for making the line of credit available, we issued to the lenders a total of 99,999 common shares.

     In October 2007, the Credit Agreement was amended to increase the line of credit to $1,000,000, to increase the interest rate to 12% per annum, and to extend the maturity date to April 30, 2008. The loan payable to Cyndel & Co., Inc. was paid in full, and Broadwood Partners, L.P. joined the lender group. In consideration for extending the maturity date of the new line of credit, we issued to the lenders a total of 200,000 common shares.

     The Credit Agreement was amended again during March and November of 2008 when additional lenders, including Greenway Partners, L.P., joined the lender group, and the amount of the line of credit was increased and the maturity date was extended. A subsequent amendment to the Credit Agreement during April 2009 extended the maturity date of the line of credit to December 1, 2009.

     On November 15, 2008, George Karfunkel exercised his option to convert his loan in the amount of $250,000 and related interest accrued in the amount of $16,025 to BioTime common shares in accordance with the terms of the Credit Agreement. Mr. Karfunkel made a new loan in the amount of $500,000 under the Credit Agreement during 2009.

     Under the Credit Agreement, we issued common shares to all lenders who agreed to provide loans and to extend the maturity date of their outstanding loans. From January 1, 2007 through April 15, 2009, we issued 230,348 common shares to Broadwood Partners, L.P., 117,243 common shares to Alfred D. Kingsley, 77,405 common shares to Greenway Partners, L.P., 6,144 common shares to Greenbelt Corp., and 396,502 common shares to George Karfunkel under the Credit Agreement.

     During August 2009, we completed an exchange offer with the lenders under our Credit Agreement, through which we issued 1,989,515 common shares and 100,482 common share purchase warrants, and we paid $294,351 in interest, to lenders in exchange for $3,349,259 of Credit Agreement promissory notes. The warrants issued in the exchange offer are exercisable at a price of $2.00 per share, subject to adjustment under the terms of a warrant agreement governing the warrants, and will expire at 5:00 p.m., New York time, on October 31, 2010.

     The following table shows the largest principal amount of our indebtedness under the Credit Agreement to certain shareholders and the total amount of interest incurred on their loans during the past three fiscal years. A portion of the interest shown in the table as accrued during 2007 was paid in November 2007, and a portion was paid in April 2008. A portion of the interest shown in the table as accrued during 2008 was paid when due on April 15, 2009. All interest accrued during 2009 was paid during 2009. In addition, under the terms of the exchange offer, we paid interest that would have accrued had the promissory notes been held until the December 1, 2009 maturity date.

Name	Principal Amount of Loan			Interest
	2009	2008	2007	2009	2008	2007
Alfred D. Kingsley	$250,000	$250,000	$175,000	$18,833	$28,750	$9,833
Greenbelt Corp.	$100,000	$--	$--	$7,533	$--	$--
Greenway Partners, L.P.	$204,154	$300,000	$--	$15,380	$20,683	$--
Broadwood Partners, L.P.	$1,025,000	$1,025,000	$175,000	$77,217	$49,558	$2,917
George Karfunkel	$500,000	$250,000	$100,000	$49,833	$24,025	$2,817

     The following table shows the number of common shares and warrants issued to certain shareholders in exchange for their Credit Agreement promissory notes:

	Number of	Number of	Amount of Notes
Name	Shares	Warrants	Exchanged
Alfred D. Kingsley	166,667	7,500	$250,000
Greenbelt Corp.	57,143	3,000	$100,000
Greenway Partners, L.P.	136,103	6,125	$204,167
Broadwood Partners, L.P.	638,096	30,750	$1,025,000
George Karfunkel	285,715	15,000	$500,000

     During 2008, we issued a warrant to purchase 100,000 of our common shares at an exercise price of $0.68 per share, expiring July 30, 2013, to the International Longevity Center-USA, a non-profit institution for which Robert N. Butler, M.D., serves as President, Chief Executive Officer, and a member of its board of directors.

     During May and July 2009, we sold 2,200,000 common shares and 2,200,000 stock purchase warrants to Broadwood Partners, L.P. for $4,000,000, and we concurrently sold a like number of shares and warrants at the same price to George Karfunkel. The warrants and entitle Broadwood Partners and Mr. Karfunkel to purchase common shares at an exercise price of $2.00 per share. The warrants will expire on October 31, 2010 and may not be exercised after that date. We have agreed to file a registration statement to register the warrants and shares issuable upon the exercise of the warrants for sale under the Securities Act, subject to certain limitations. We have also agreed to file a registration statement to register the common shares, or to permit the investors to include the common shares in any future registration statements that we may file, after May 15, 2010, subject to certain limitations.

     Since July 1 2009, Alfred Kingsley has made available to us the use of approximately 900 square feet of office space in New York City. We pay the office building owner $5,050 per month for the use of the space.

     During October and December, 2009, our subsidiary, OncoCyte Corporation raised $4,000,000 through the sale of 6,000,000 shares of its common stock, no par value, to George Karfunkel and his son Bernard Karfunkel, who now hold 26% of the outstanding shares of OncoCyte.

Approval by the Board of Directors and Audit Committee

     The transactions described above have been approved by the Board. The Audit Committee approved our agreement with Greenbelt for the 12 months ended March 31, 2008, and approved the April 2006 Credit Agreement. Following approval by the Audit Committee, the Board approved the transactions. However, we did not have a sufficient number of independent directors to serve on our Audit Committee from October 2007 until August 2009, and during that time period all proposed transactions between us and our officers, directors, or shareholders who beneficially own 5% or more of our outstanding common shares were reviewed directly by the Board, and the Board determined whether to approve or withhold approval of each transaction. The Board applied such criteria as it determined to be appropriate in connection with its evaluation of each proposed transaction on a transaction by transaction basis, and did not have any written guidelines, other than our Code of Ethics, governing the Board’s exercise of its discretion.

     During August 2009, we reconstituted our Audit Committee with independent directors. The Audit Committee will review and determine whether to approve all future proposed transactions between us and our officers, directors, or shareholders who beneficially own 5% or more of our outstanding common shares. The Audit Committee will report its decision and any related recommendation to the Board of Directors with respect to the proposed transaction, as required by the Audit Committee charter.

     Our Code of Ethics provides that our officers and employees should avoid engaging in transactions on our behalf with any person or entity in which they or a member of their family has a substantial economic or beneficial interest or in which they or any member of their family serve as a trustee or in a similar fiduciary capacity. Directors are required to disclose to the Board of Directors any interest they may have in any such transaction at the time it is approved by the Board of Directors.

     Except for our Code of Ethics and the charter of our Audit Committee, we do not have any other written policies for evaluating transactions with our officers, directors, and beneficial owners of more than 5% of our common shares and their affiliates. However, all of these transactions have been approved by the Board of Directors as whole, without the vote of any director who is party to the transaction or who has a financial interest in the transaction through an affiliate. Our transactions with directors, shareholders, and their affiliates have primarily involved financings. In approving any such transactions the directors considered such factors as they deem relevant to the particular transaction, including prevailing conditions in the capital markets, the prices at which our common shares and warrants trade in the market, the immediacy of our need for capital, the terms and conditions of the transaction, alternative sources of financing that may be available from third parties, and the terms available from other parties. For example, participation in loans under our Credit Agreement was made available to the beneficial owners of more than 5% of our common shares on the same terms as unaffiliated private investors. Similarly, during 2009 we agreed to sell common shares and warrants to Broadwood Partners, L.P. on the same terms as George Karfunkel, who at the time beneficially owned less than 5% of our common shares.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other BioTime equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all reports they file under Section 16(a).

     To our knowledge, based solely on our review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2009, except that a total of nine Forms 4 were not filed on time on behalf of the following persons: Alfred D. Kingsley (one late filing), Gary K. Duberstein (two late filings), Greenbelt Corp. (one late filing), Greenway Partners, LP (two late filings), Broadwood Partners, LP (one late filing), Robert N. Butler (one late filing), and Valeta Gregg (one late filing), and a Form 5 was not filed on time on behalf of the following persons: Alfred D. Kingsley, Gary K. Duberstein, and Greenway Partners, LP. There were no known failures to file any required reports.

RATIFICATION OF THE SELECTION OF OUR INDEPENDENT AUDITORS

     The Board has selected Rothstein, Kass & Company, P.C. (“RKCO”) as our auditors. The Board proposes and recommends that the shareholders ratify the selection of the firm of RKCO to serve as our independent auditors for the fiscal year ending December 31, 2010. RKCO has served as our independent auditors since February 2007. Approval of the selection of RKCO to serve as our auditors requires the affirmative vote of a majority of the shares present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum. Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the selection of RKCO to audit our consolidated financial statements.

The Board of Directors Recommends a Vote “FOR” Ratification of the Selection of
Rothstein, Kass & Company, P.C. as Our Independent Auditors

     We expect that a representative of RKCO will attend the Meeting, and will have an opportunity to make a statement if he or she so desires and may respond to appropriate questions from shareholders.

     Rothstein, Kass and Company (“RKCO”) audited our annual financial statements for the fiscal years ended December 31, 2008 and December 31, 2009.

     Audit Fees. RKCO billed us $102,500 in 2008 and $99,500 in 2009 for the audit of our annual financial statements and for the review of our financial statements included in our quarterly reports on Form 10-QSB and Form 10-Q.

     Audit-Related Fees. There were no audit-related fees charged to us by RKCO during the fiscal years ended December 31, 2008 and 2009.

     Tax Fees. RKCO billed us $6,500 and $7,500, respectively, for review and preparation of U.S. federal, state, and local tax returns during the fiscal years ended December 31, 2008 and December 31, 2009, respectively.

     Other Fees. There were no other fees charged to us by RKCO during the fiscal years ended December 31, 2008 and 2009.

     The prior approval of the Board of Directors is required for the engagement of our auditors to perform any non-audit services for us. Other than de minimis services incidental to audit services, non-audit services shall generally be limited to tax services such as advice and planning and financial due diligence services. All fees for such non-audit services must be approved by the Board of Directors, except to the extent otherwise permitted by applicable SEC regulations.

PROPOSALS OF SHAREHOLDERS

     Shareholders who intend to present a proposal for action at our 2011 Annual Meeting of Shareholders must notify the our management of such intention by notice received at our principal executive offices not later than January 6, 2011 for such proposal to be included in our proxy statement and form of proxy relating to such meeting.

ANNUAL REPORT

     Our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2009, without exhibits, may be obtained by a shareholder without charge, upon written request to the Secretary of BioTime.

     We may deliver only one annual report and proxy statement to multiple shareholders sharing an address, unless we receive notice from the instructions to the contrary from those shareholders. We will deliver separate copies of the proxy statement and annual report to each shareholder sharing a common address if they notify us that they wish to receive separate copies. If you wish to receive a separate copy of the proxy statement or annual report, you may contact us by telephone at (510) 521-3390, or by mail at 1301 Harbor Bay Parkway, Suite 100, Alameda, California 94502. You may also contact us at the above phone number or address if you are presently receiving multiple copies of the proxy statement and annual report but would prefer to receive a single copy instead.

By Order of the Board of Directors,

Vice President and Secretary

May 6, 2010

HOW TO ATTEND THE ANNUAL MEETING

     If you are a “shareholder of record” (meaning that you have a stock certificate registered in your own name), your name will appear on our shareholder list. You will be admitted to the Meeting upon showing your proxy card, driver’s license, or other identification.

     If you are a “street name” shareholder (meaning that your shares are held in an account at a broker-dealer firm) your name will not appear on our shareholder list. If you plan to attend the Meeting, you should ask your broker for a “legal proxy.” You will be admitted to the Meeting by showing your legal proxy. You probably received a proxy form from your broker along with your proxy statement, but that form can only be used by your broker to vote your shares, and it is not a “legal proxy” that will permit you to vote your shares directly at the Meeting. If you cannot obtain a legal proxy in time, you will be admitted to the Meeting if you bring a copy of your most recent brokerage account statement showing that you own BioTime stock. However, if you do not obtain a legal proxy, you can only vote your shares by returning to your broker, before the Meeting, the proxy form that accompanied your proxy statement.

ANNUAL MEETING OF SHAREHOLDERS OF

BIOTIME, INC.

June 10, 2010

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held June 10, 2010.
The Letter to Shareholders, Notice of Meeting and Proxy Statement, and Annual
Report on Form 10-K are available at: https://materials.proxyvote.com/09066L

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM
and follow the simple instructions. Use the Company Number and
Account Number shown on your proxy card.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL NUMBER 2
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
			FOR	AGAINST	ABSTAIN
2. RATIFYING APPOINTMENT OF INDEPENDENT AUDITORS

1. ELECTION OF DIRECTORS:

NOMINEES:
FOR ALL NOMINEES	O NEAL C. BRADSHER O ARNOLD I. BURNS O ROBERT N. BUTLER O ABRAHAM E. COHEN O ALFRED D. KINGSLEY O PEDRO LICHTINGER O JUDITH SEGALL O MICHAEL D. WEST

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
I WISH TO ATTEND AND VOTE SHARES AT MEETING ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder	Date:

Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY FOR BIOTIME, INC.
ANNUAL MEETING OF SHAREHOLDERS

June 10, 2010

This Proxy is Solicited by the Board of Directors of BioTime, Inc.

     The undersigned appoints Michael D. West and Alfred D. Kingsley, and each of them, with full power of substitution, as the undersigned's lawful agent and proxy to attend the Annual Meeting of Shareholders of BioTime, Inc. on June 10, 2010 and any adjournment thereof and to represent and vote all BioTime, Inc. common shares standing in the name of the undersigned upon the books of the corporation.

Shares represented by this proxy will be voted in accordance with the instructions of the undersigned specified below. If this card contains no specific voting instructions the undersigned's shares will be voted FOR the election of directors and FOR proposal 2. This proxy also authorizes each of the persons named above to vote at his discretion on (1) any other matter that the Board of Directors did not know a reasonable time before the mailing of the notice of annual meeting are to be presented at the meeting, and (2) matters incidental to the conduct of the meeting.

(Continued and to be signed on the reverse side)